As filed with the Securities and Exchange Commission on May 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

KALEIDO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3048279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

65 Hayden Avenue

Lexington, MA 02421

(617) 674-9000

(Address of Principal Executive Offices)

Kaleido Biosciences, Inc. 2019 Stock Option and Incentive Plan

Kaleido Biosciences, Inc. 2019 Employee Stock Purchase Plan

(Full Title of the Plans)

Daniel L. Menichella

Chief Executive Officer and President

65 Hayden Avenue

Lexington, MA 02421

(617) 674-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft

Laurie A. Burlingame

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

	Title of Securities	Amount	Proposed Maximum	Proposed Maximum	Amount of
		to be	Offering Price	Aggregate	Registration
	to be Registered	Registered(1)	per Share(2)	Offering Price(2)	Fee(5)
2019	Stock Option and Incentive Plan
Common Stock, $0.001 par value per share		1,440,912 shares(3)	$7.91	$11,368,795.70	$ 1,243.48
2019	Employee Stock Purchase Plan
Common Stock, $0.001 par value per share		360,228 shares(4)	$7.91	$2,842,198.92	$310.87
Total		1,801,140 shares		$14,210,994.60	$1,554.35

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $7.91, the average of the high and low price of the registrant’s Common Stock as reported on the NASDAQ Global Select Market on April 30, 2021 (which date is within 5 business days of the filing date hereof).

(3)

Represents an automatic increase to the number of shares available for issuance under the 2019 Stock Option and Incentive Plan, in accordance with the automatic annual increase provision of the 2019 Stock Option and Incentive Plan. Shares available for issuance under the 2019 Stock Option and Incentive Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on March 8, 2019 (Registration No. 333-230167) and May 8, 2020 (Registration No. 333-238123).

(4)

Represents an automatic increase to the number of shares available for issuance under the 2019 Employee Stock Purchase Plan, in accordance with the automatic annual increase provision of the 2019 Employee Stock Purchase Plan. Shares available for issuance under the 2019 Employee Stock Purchase Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on March 8, 2019 (Registration No. 333-230167) and May 8, 2020 (Registration No. 333-238123).

(5)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the above-named plans.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 1,440,912 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2019 Stock Option and Incentive Plan and (ii) an additional 360,228 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2019 Employee Stock Purchase Plan.  Pursuant to General Instruction E, this Registration Statement incorporates by reference the contents of (1) the registration statement on Form S-8, File No. 333-230167, filed by the Registrant on March 8, 2019, relating to the Registrant’s 2015 Stock Incentive Plan, 2019 Stock Option and Incentive Plan and 2019 Employee Stock Purchase Plan, and (2) the registration statement on Form S-8, File No. 333- 238123, filed by the Registrant on May 8, 2020, relating to the Registrant’s 2019 Stock Option and Incentive Plan and 2019 Employee Stock Purchase Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit
No.	Description
4.1

Form of Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-229204)).

4.2	Form of Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-229204)).
4.3

Second Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders, dated February 21, 2018 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-229204)).

5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1

2019 Stock Option and Incentive Plan, and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-229204)).

99.2	2019 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S‑1, as amended (File No. 333-229204)).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 5th day of May, 2021.

KALEIDO BIOSCIENCES, INC.

By:	/s/ Daniel L. Menichella
Daniel L. Menichella
Chief Executive Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Daniel L. Menichella and William Duke, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date
/s/ Daniel L. Menichella	Chief Executive Officer, President and Director	May 5, 2021
Daniel L. Menichella	(Principal Executive Officer)
/s/ William Duke, Jr.	Chief Financial Officer	May 5, 2021
William Duke	(Principal Financial and Accounting Officer)
/s/ Michael Bonney	Chair of the Board	May 5, 2021
Michael Bonney
/s/ Theo Melas-Kyriazi	Director	May 5, 2021
Theo Melas-Kyriazi
/s/ Bonnie Bassler	Director	May 5, 2021
Bonnie Bassler, Ph.D.
/s/ Grady Burnett	Director	May 5, 2021
Grady Burnett
/s/ Jean Mixer	Director	May 5, 2021
Jean Mixer
/s/ Anthony G. Quinn, M.D., Ph.D.	Director	May 5, 2021
Anthony G. Quinn, M.D., Ph.D.
/s/ Geoffrey von Maltzahn, Ph.D.	Director	May 5, 2021
Geoffrey von Maltzahn, Ph.D.
/s/ Anne Prener, M.D., Ph.D.	Director	May 5, 2021
Anne Prener, M.D., Ph.D.